Exhibit H(24)

AMENDED AND RESTATED REIMBURSEMENT AND SECURITY AGREEMENT

This Reimbursement and Security Agreement, dated December 1, 2021 (this “Agreement”), is made by and between State Street Bank and Trust Company (“State Street”), a Massachusetts trust company with a place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, and each of the entities listed on Schedule A hereto and, in the case of a registered investment company, each of the portfolios listed on Schedule A and any portfolio of such registered investment company that is not listed on Schedule A but that may engage in the transactions described below after the date of this Agreement and that agrees to be bound by this Agreement by entering into a joinder agreement in substantially the form of Annex I attached hereto (collectively, the “Clients” and each, a “Client”). This Agreement replaces and supersedes in its entirety that certain Reimbursement and Security Agreement dated September 14, 2017 between the Clients and State Street.

Each Client is a custodial customer of State Street and has requested the assistance of State Street in connection with transactions in Qualifying Government Securities (as defined below) to be effected from time to time through the Fixed Income Clearing Corporation (“FICC”). Each Client understands that State Street is willing to provide such assistance, conditioned upon the undertakings of Client set forth below.

1.            Reimbursement.

(a)          As used in this Agreement, the term “Qualifying Government Securities” means securities that are the direct obligations of, or are fully guaranteed as to principal and interest by, the United States and securities of United States government sponsored enterprises, agencies, or entities, including those securities issued by the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation, commonly known as “Fannie Mae” and “Freddie Mac.”

(b)          In order to induce State Street to (i) sponsor the membership of Client as a sponsored member of FICC, (ii) act as processing agent on behalf of Client and as principal as a counterparty to Client in effecting reverse repurchase transactions (i.e. reverse repurchase transactions from State Street’s perspective, whereby State Street receives securities from, and delivers funds to, Client in accordance with the terms of the relevant agreements between Client and State Street) (“Reverse Repurchase Transactions”) and repurchase transactions (i.e. repurchase transactions from State Street’s perspective, whereby State Street receives funds from, and delivers securities to, Client in accordance with the terms of the relevant agreements between Client and State Street) (“Repurchase Transactions”) in Qualifying Government Securities utilizing the matching and clearing facilities of FICC (collectively, Reverse Repurchase Transactions and Repurchase Transactions, both prior to and following novation to FICC, the “Transactions”) and (iii) issue to FICC a guaranty (the “Guaranty”) of the full payment and performance by Client of its obligations under the Transactions, each Client hereby agrees:

(A)            to reimburse State Street promptly upon demand for: (1) any and all payments and securities deliveries made by State Street to FICC pursuant to the Guaranty; (2) any and all payments and securities deliveries made by State Street to FICC pursuant to the Rules of FICC as a result of the failure by Client to deliver securities or pay funds when due to FICC (the “Charges”), but only to the extent such failure results directly from the acts or omissions of Client; and (3) any and all expenses incurred by State Street in now or hereafter honoring demands for payment or delivery of securities under the Guaranty or for payment of the Charges, and

(B)            to pay to State Street any amounts owing by Client to State Street under this Agreement

(all such amounts referred to in clauses (A) and (B) being herein referred to, collectively, as the “Obligations”).

(c)          State Street may, but is not required to, make a demand for reimbursement or payment under this Agreement by submitting a Transfer Message for a Transfer Against Payment over the Federal Reserve’s Fedwire Securities Service.  If Client is the securities seller under any Transaction, a Transfer Message instructing the transfer to Client of securities sold under the Transaction against payment of a specified sum will constitute a demand for reimbursement or payment in the amount of the specified sum.  If, for any reason, Client fails or is otherwise unable to satisfy the terms of the Transfer Against Payment before the close of operations of the federal book entry system on the same business day that the Transfer Message was sent, the failure will constitute a failure of Client to reimburse or pay State Street promptly upon demand, and State Street will be entitled to exercise any rights or remedies under this Agreement and applicable law.  This subsection does not limit State Street’s right to make a demand for reimbursement or payment by any other method or otherwise limit Client’s obligation to satisfy a demand promptly.

2.            Grant of Security Interest.

(a)          As used in this Agreement, the term “Collateral” means (i) for any Reverse Repurchase Transaction, the funds received or to be received by Client in connection with the Transaction and credited to any deposit account maintained by Client with State Street and any deposit account claims relating thereto, (ii) for any Repurchase Transaction, the securities received or to be received by Client in connection with the Transaction and credited to any securities account maintained by Client with State Street and any securities entitlements relating thereto, and (iii) for any Transaction, (A) any proceeds of any Collateral referred to in the foregoing clause (i) or (ii), including any and all new, substituted or additional securities issued by reason of any distribution, reclassification, readjustment, merger or other change declared by or made in the capital structure of any of the issuers of securities constituting Collateral or issued by reason of the exercise of subscriptions, warrants or other rights or options issued in connection with the ownership of securities constituting Collateral, and (B) any funds paid or securities delivered to State Street in settling any Transaction pursuant to Section 4(b). A “securities account” includes the designation by State Street on its books and records that securities in a customer omnibus account or any interests therein are for the benefit of Client.

(b)          In order to secure the payment and performance of the Obligations, each Client hereby grants State Street a security interest in the Collateral.

(c)          Except for (i) the withdrawal of funds received under Reverse Repurchase Transactions at a time when Client is not in default on any of the Obligations, or (ii) as permitted in Section 4(a), Client will not withdraw any Collateral held in any securities account or deposit account if Client has any unsatisfied obligations due to FICC or if Client has incurred any Obligations, whether or not due.

(d)          The Obligations will not be secured by any financial assets of a Client to the extent that the financial assets are margin stock, as defined in Regulation U (12 CFR 221), and the “negative pledge” in Section 5(b) and the prohibition against withdrawal in Section 2(c) will not apply to such assets. This paragraph limits security for only the Obligations and is not intended to limit or affect any security interests, liens or encumbrances that State Street may have with respect to any assets of a Client securing any other obligations of Client to State Street.

3.            Subrogation and Netting Rights.

(a)          Upon any payment or performance by State Street under the Guaranty, State Street shall succeed by subrogation to all of the rights of FICC as against a Client to the extent of the payment or performance. Such right of subrogation is in addition to and not in derogation of all other rights and remedies of State Street under or with respect to this Agreement.

(b)          If at any time there are any Obligations due and owing by a Client to State Street, including after giving effect to State Street’s subrogation, and State Street owes any obligations to Client in respect of the Transactions, the amounts and values owed by Client and State Street will, through setoff, recoupment or the exercise of secured party remedies, be netted to determine a single amount or value owed by the one to the other.

4.            Processing Agent for Transactions, Etc.

(a)          A Client will execute all Transactions with FICC in accordance with the rules of FICC through State Street as processing agent for Client. Client will not transfer any funds or securities to FICC except upon the basis of payment versus delivery of such securities or funds, as the case may be.

(b)          In connection with settling any Transaction, State Street may at any time and from time to time, in its sole and absolute discretion, elect to deliver to FICC, on behalf of a Client, any securities owed by Client to FICC, whether or not Client has in securities accounts sufficient securities to settle the Transaction.

(c)          In connection with entering into or settling on a Client’s behalf any Transaction, State Street may at any time and from time to time, in its sole and absolute discretion, elect to advance to Client:

(i)           funds in an amount up to the purchase price of the securities purchased by Client from State Street in connection with a Transaction;

(ii)          the amount of the funds to be received by Client from FICC in a Transaction before delivering to FICC the securities held on behalf of Client at State Street and required to be delivered to FICC by Client in the Transaction; or

(iii)         by delivery to FICC for the benefit of Client the amount of the funds required to be delivered by Client to FICC in connection with the Transaction and receive from FICC any securities required to be delivered by FICC to Client in the Transaction, without having received from Client, or Client having available on deposit with State Street, the amount of the funds required to satisfy the obligation to FICC.

Until a Client has reimbursed State Street for any advances under this Section, State Street may repledge any securities held on behalf of Client in connection with the Transaction to the Federal Reserve Bank of Boston for the account of State Street.  If State Street does so, State Street will indemnify Client against any loss, cost or expense sustained or incurred by Client resulting solely and directly from the failure of State Street to timely deliver Client’s securities to FICC in the Transaction if Client is a cash provider or to timely deliver securities to Client following the settlement of a Transaction if Client is a securities collateral provider.

5.            Representations, Warranties and Covenants of Client. Each Client also represents, warrants and acknowledges to and covenants with State Street as follows:

(a)          Client is duly authorized to execute and deliver this Agreement, to enter into the Transactions and to perform its obligations hereunder and thereunder and has taken all necessary action to authorize such execution, delivery and performance, and the execution, delivery and performance of this Agreement and the Transactions will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

(b)          Client is the securities account entitlement holder or, as the case may be, deposit account customer of the Collateral free and clear of all security interests, liens and encumbrances. Client will defend the same against the claims and demands of all persons other than State Street. Client will not pledge, mortgage or create or suffer to exist a lien, security interest or other encumbrance in the Collateral in favor of any person other than State Street.

(c)          For each securities account maintained for Client with State Street with respect to any Collateral, State Street is acting as Client’s securities intermediary and, accordingly, State Street has control of the securities entitlements in the securities account by reason of Sections 8-106(e) and 9-106 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “NYUCC”). For each deposit account maintained with State Street with respect to any Collateral, State Street is acting as Client’s bank and, accordingly, State Street has control of the funds in the deposit account by reason of Section 9-104(a)(1) of the NYUCC.

6.            Default and Remedies.

(a)          If a Client fails to pay or perform any of the Obligations, the failure will constitute an “Event of Default” under and as defined in the Master Repurchase Agreement between Client and State Street and a default under this Agreement. Following the default, State Street shall have in any jurisdiction where enforcement under the Master Repurchase Agreement or this Agreement is sought, in addition to all other rights and remedies, the rights and remedies under the Master Repurchase Agreement and of a secured creditor under the NYUCC including, without limitation, the right to sell or otherwise dispose of, realize upon, set off or apply the Collateral to satisfy Obligations.

(b)          Without prejudice to Section 6(a), if a Client fails timely to deliver cash or securities to State Street or fails to pay to State Street the amount of any Obligations when due, State Street may cancel the novation of any Transaction and may submit to FICC on behalf of Client any instructions that State Street considers necessary or advisable to effect the cancellation.

7.            Expenses. A Client will pay all expenses (including reasonable fees and disbursements of counsel) paid or incurred by State Street in connection with the enforcement of the Obligations or in connection with any bankruptcy, reorganization, insolvency or similar proceeding involving Client.

8.            Interest. Any amounts owing to State Street under this Agreement will bear interest, payable on demand, at a rate per annum equal to the Prime Rate, as published in The Wall Street Journal, in effect from time to time. Interest will accrue on reimbursement obligations commencing on the date that State Street makes any payment under the Guaranty or otherwise on behalf of a Client with respect to the Transactions until such amount is paid in full in cash. Interest on the same terms will likewise be payable on the value of any securities delivered by State Street under the Guaranty or otherwise on behalf of Client with respect to the Transactions until the securities are delivered by Client to State Street or their value is paid in full in cash to State Street.

9.            Waivers, Etc. State Street may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of repayment or reimbursement. State Street shall not be deemed to have waived any of its rights upon or under the Obligations or to the Collateral unless such waiver shall be in writing and signed by State Street. No delay or omission on the part of State Street in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of State Street with respect to the Obligations or the Collateral, whether evidenced hereby or by any instrument or papers, shall be cumulative and may be exercised separately or concurrently.

10.          Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with, and governed by, the laws of the State of New York excluding any conflict of laws rules that would require the application of the laws of any other jurisdiction.

11.          WAIVER OF JURY TRIAL. EACH CLIENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR COUNTERCLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ENFORCEMENT OF THIS AGREEMENT, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12.          Non-Recourse to Trustees, etc. of a Massachusetts Business Trust. Any other provision of this Agreement to the contrary notwithstanding, any liability of a Client that is organized as a Massachusetts business trust under this Agreement shall be discharged only out of the assets of Client, and no shareholder, officer, director or trustee of Client shall be liable with respect thereto.

13.          Agreement with each Client. This Agreement is an agreement entered into by and between State Street and each Client that is a party hereto and is expressly not an agreement among all such Clients that have entered into this Agreement. The rights and obligations set forth in this Agreement shall accrue to, and burden, each Client severally and not jointly to all Clients.

14.          Master Netting Agreement, Etc. The Agreement constitutes (a) a “master netting agreement” as defined in 11 U.S.C. § 101(38A), a “master agreement” as referred to 12 U.S.C. § 1821(e)(8)(D)  and 12 U.S.C. § 5390(c)(8)(D), and a “netting contract” as defined in 12 U.S.C. § 4402(14) and (b) a “security agreement or arrangement or other credit enhancement” under such sections.

15.          Opt-In to U.S. Special Resolution Regimes.

(a)  As used in this Section:

“Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. 1841(k)) and section 225.2(a) of the Board's Regulation Y (12 CFR 225.2(a)).

“Default Right” means any:

(i) Right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) Right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee's right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

“U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. 1811–1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381–5394) and regulations promulgated thereunder.

(b) In the event State Street becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from State Street will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime; and

(c) In the event State Street or an Affiliate of State Street becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement that may be exercised against State Street are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime.

IN WITNESS WHEREOF, Client and State Street have executed this Reimbursement and Security Agreement as of the date first set forth above.

MassMutual Select Funds,
MassMutual Premier Funds,
MassMutual Advantage Funds,
MML Series Investment Fund,
MML Series Investment Fund II,
each on behalf of its series/portfolios listed on Schedule A hereto

By:	/s/ Renee Hitchcock

Name: Renee Hitchcock

Title: CFO and Treasurer of each Entity listed on Schedule A hereto

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kevin Murphy

Name: Kevin Murphy

Title: Managing Director

SCHEDULE A

Name of Company	Type of Organization	State of Organization
MassMutual Select Funds	Business Trust	Massachusetts
MassMutual Premier Funds	Business Trust	Massachusetts
MassMutual Advantage Funds	Business Trust	Massachusetts
MML Series Investment Fund	Business Trust	Massachusetts
MML Series Investment Fund II	Business Trust	Massachusetts

For Registered Investment Companies:

Names of Series/Portfolios of Each Registered Investment Company

MassMutual Select Funds

MassMutual Blue Chip Growth Fund
MassMutual Diversified Value Fund
MassMutual Equity Opportunities Fund
MassMutual Fundamental Growth Fund
MassMutual Fundamental Value Fund
MassMutual Growth Opportunities Fund
MassMutual Mid Cap Growth Fund
MassMutual Mid Cap Value Fund
MassMutual Overseas Fund
MassMutual Small Cap Growth Equity Fund
MassMutual Small Cap Value Equity Fund
MassMutual Small Company Value Fund
MassMutual Strategic Bond Fund
MassMutual Total Return Bond Fund
MassMutual Select BlackRock Global Allocation Fund
MM MSCI EAFE® International Index Fund
MM Russell 2000® Small Cap Index Fund
MM S&P 500® Index Fund
MM S&P® Mid Cap Index Fund
MassMutual 20/80 Allocation Fund
MassMutual 40/60 Allocation Fund
MassMutual 60/40 Allocation Fund
MassMutual 80/20 Allocation Fund
MassMutual RetireSMARTSM by JPMorgan 2020 Fund
MassMutual RetireSMARTSM by JPMorgan 2025 Fund
MassMutual RetireSMARTSM by JPMorgan 2030 Fund
MassMutual RetireSMARTSM by JPMorgan 2035 Fund
MassMutual RetireSMARTSM by JPMorgan 2040 Fund
MassMutual RetireSMARTSM by JPMorgan 2045 Fund

MassMutual RetireSMARTSM by JPMorgan 2050 Fund
MassMutual RetireSMARTSM by JPMorgan 2055 Fund
MassMutual RetireSMARTSM by JPMorgan 2060 Fund
MassMutual RetireSMARTSM by JPMorgan In Retirement Fund
MM Equity Asset Fund
MassMutual Select T. Rowe Price Retirement 2005 Fund
MassMutual Select T. Rowe Price Retirement 2010 Fund
MassMutual Select T. Rowe Price Retirement 2015 Fund
MassMutual Select T. Rowe Price Retirement 2020 Fund
MassMutual Select T. Rowe Price Retirement 2025 Fund
MassMutual Select T. Rowe Price Retirement 2030 Fund
MassMutual Select T. Rowe Price Retirement 2035 Fund
MassMutual Select T. Rowe Price Retirement 2040 Fund
MassMutual Select T. Rowe Price Retirement 2045 Fund
MassMutual Select T. Rowe Price Retirement 2050 Fund
MassMutual Select T. Rowe Price Retirement 2055 Fund
MassMutual Select T. Rowe Price Retirement 2060 Fund
MassMutual Select T. Rowe Price Retirement Balanced Fund
MassMutual Select T. Rowe Price Bond Asset Fund
MassMutual Select T. Rowe Price Emerging Markets Bond Fund
MassMutual Select T. Rowe Price International Equity Fund
MassMutual Select T. Rowe Price Large Cap Blend Fund
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund
MassMutual Select T. Rowe Price Real Assets Fund
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Index Fund

MassMutual Premier Funds

MassMutual Balanced Fund
MassMutual Core Bond Fund
MassMutual Disciplined Growth Fund
MassMutual Disciplined Value Fund
MassMutual Diversified Bond Fund
MassMutual Global Fund
MassMutual High Yield Fund
MassMutual Inflation-Protected and Income Fund
MassMutual International Equity Fund
MassMutual Main Street Fund
MassMutual Short-Duration Bond Fund
MassMutual Small Cap Opportunities Fund
MassMutual Strategic Emerging Markets Fund
MassMutual U.S. Government Money Market Fund

MassMutual Advantage Funds

MassMutual Emerging Markets Debt Blended Total Return Fund
MassMutual Global Credit Income Opportunities Fund
MassMutual Global Emerging Markets Equity Fund
MassMutual Global Floating Rate Fund

MML Series Investment Fund

MML Aggressive Allocation Fund
MML American Funds Core Allocation Fund
MML American Funds Growth Fund
MML American Funds International Fund
MML Balanced Allocation Fund
MML Blue Chip Growth Fund
MML Conservative Allocation Fund
MML Equity Income Fund
MML Equity Index Fund
MML Focused Equity Fund
MML Foreign Fund
MML Fundamental Equity Fund
MML Fundamental Value Fund
MML Global Fund
MML Growth Allocation Fund
MML Growth & Income Fund
MML Income & Growth Fund
MML International Equity Fund
MML Large Cap Growth Fund
MML Managed Volatility Fund
MML Mid Cap Growth Fund
MML Mid Cap Value Fund
MML Moderate Allocation Fund
MML Small Cap Growth Equity Fund
MML Small Company Value Fund
MML Small/Mid Cap Value Fund
MML Total Return Bond Fund

MML Series Investment Fund II

MML Blend Fund
MML Dynamic Bond Fund
MML Equity Fund
MML Equity Momentum Fund
MML Equity Rotation Fund
MML High Yield Fund
MML Inflation-Protected and Income Fund
MML iShares® 60/40 Allocation Fund
MML iShares® 80/20 Allocation Fund
MML Managed Bond Fund
MML Short-Duration Bond Fund
MML Small Cap Equity Fund
MML Special Situations Fund
MML Strategic Emerging Markets Fund
MML U.S. Government Money Market Fund

ANNEX I

INVESTMENT COMPANY PORTFOLIO JOINDER AGREEMENT

The undersigned hereby agrees to become a party to, and to be bound by all of the provisions of, the Reimbursement and Security Agreement, dated _______________, _______, by and between State Street Bank and Trust Company, a Massachusetts trust company with a place of business at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, and the registered investment company of which the undersigned is a portfolio.

[NAME OF PORTFOLIO]

By:

Name:

Title:	[President/Vice President/Treasurer] of Investment Company

Accepted as of ______________, ________:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title: